SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                               (Amendment No.)

Filed by the Registrant        |X|

Filed by a Party other than the Registrant      |_|

Check the appropriate box

|_|   Preliminary Proxy Statement

|X|   Definitive Proxy Statement

|_|   Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                          NIELSEN MEDIA RESEARCH, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

--------------------------------------------------------------------------------
      (Name of Person(s) Filing Proxy Statement, if other than Registrant)

Payment of Filing Fee (Check the appropriate box):

|X|   No fee required

|_|   Fee computed on table below per Exchange Act Rules 14a(6)(i)(4) and 0-11.


1)    Title of each class of securities to which transaction applies:

________________________________________________________________________________

2)    Aggregate number of securities to which transaction applies:

________________________________________________________________________________

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

________________________________________________________________________________

4)    Proposed maximum aggregate value of transaction:

________________________________________________________________________________

5)    Total Fee Paid:

________________________________________________________________________________

|_|   Fee paid previously with preliminary materials

|_| Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)    Amount previously paid:___________________________________________________

2)    Form, Schedule or Registration Statement No.______________________________

3)    Filing party:_____________________________________________________________

4)    Date Filed:_______________________________________________________________

[LOGO] NIELSEN MEDIA RESEARCH

                                                  299 PARK AVENUE
                                                  NEW YORK, NEW YORK 10171

                                                  August 5, 1998


Dear Shareholder:

     You are cordially invited to attend the Special Meeting of Shareholders of Nielsen Media Research, Inc. on August 26, 1998 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware. The Special Meeting is being called to consider and vote upon a proposal to effect a one-for-three reverse stock split.

     The Notice of Special Meeting and the Proxy Statement accompanying this letter describe more fully the business to be acted upon at the Special Meeting.

     Please promptly vote, date, sign and return your proxy for the Special Meeting even if you plan to attend. You may vote in person at that time if you wish.


                                          Sincerely,


                                          /s/ JOHN A. DIMLING
                                          --------------------------------------
                                              JOHN A. DIMLING
                                              President and Chief
                                              Executive Officer

[LOGO] NIELSEN MEDIA RESEARCH

                                          299 PARK AVENUE
                                          NEW YORK, NEW YORK 10171



                                   ----------

                            NOTICE OF SPECIAL MEETING

                                   ----------

     A Special Meeting of Shareholders of Nielsen Media Research, Inc. (the "Company") will be held on August 26, 1998 at 9:30 A.M. at 1209 Orange Street, Wilmington, Delaware, to consider and take action on the following matter:

          To consider and vote upon a proposal to authorize an amendment to the Company's Restated Certificate of Incorporation to effect a reverse stock split that would result in the reclassification of each three (3) shares of Common Stock held into one (1) share.

     The Board of Directors has fixed the close of business on July 31, 1998 as the record date for determination of Shareholders entitled to notice of, and to vote at, the Special Meeting.


                                          By Order of the Board of Directors,


                                          /s/ STEPHEN J. BOATTI
                                          --------------------------------------
                                              STEPHEN J. BOATTI
                                              Senior Vice President, Chief Legal
                                              Officer and Secretary


Dated: August 5, 1998

                                   ----------

                                 PROXY STATEMENT

                                   ----------

GENERAL

     This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "Board of Directors") of Nielsen Media Research, Inc. ("NMR" or the "Company") of proxies for the Special Meeting of Shareholders (the "Special Meeting") to be held on August 26, 1998. These proxy materials are being mailed to you and the other Shareholders on or about August 5, 1998. The principal executive offices of NMR are located at 299 Park Avenue, New York, New York 10171 and its telephone number is (212) 708-7500.

PROXY VOTING

     A proxy allows you as a Shareholder to vote on significant matters even if you cannot attend the Special Meeting. However, sending in a signed proxy will not prevent you from attending the Special Meeting and voting in person. You have the right to revoke a proxy at any time before it is exercised by signing and returning a proxy bearing a later date, by giving written notice of revocation to the Secretary of the Company, or by attending the Special Meeting and voting in person. Proxies must be filed with the secretary of the Special Meeting prior to or at the commencement of the Special Meeting.

     All properly signed proxies not revoked will be voted at the Special Meeting in accordance with your instructions. A proxy which you sign and return as a Shareholder of record without instructions marked in the boxes will be voted, as to the proposal specified in the proxy, in accordance with the recommendations of the Board of Directors as outlined in this Proxy Statement. If any other proposals are properly brought before the Special Meeting and submitted to a vote, all proxies will be voted in accordance with the judgment of the persons voting those proxies.

     The second sentence of the previous paragraph does not apply to any NMR shares you hold in the Nielsen Media Research, Inc. Savings Plan or the IMS Health Incorporated Savings Plan (the "Savings Plans"). If you have Savings Plan contributions invested in NMR Common Stock, the proxy will serve as a voting instruction for the trustee of the respective Savings Plan, as well as a proxy for any shares registered in your own name. If a proxy covering shares in the Savings Plans has not been received prior to August 20, 1998 or if you sign and return it without instructions marked in the boxes, the trustee will vote the respective Savings Plan shares in the same proportion as the Savings Plan shares for which it has received instructions, except as otherwise required by law.

RECORD DATE, QUORUM AND VOTING REQUIREMENTS

     Only holders of record of NMR Common Stock, par value $.01 per share (the "Common Stock"), at the close of business on July 31, 1998 (the "Record Date") are eligible to vote at the Special Meeting. As of the close of business on the Record Date, NMR had outstanding 167,722,935 shares of Common Stock. Each share of Common Stock is entitled to one vote per share.

PROXY SOLICITATION

     Employees of NMR may communicate with you and other Shareholders to solicit your proxies. NMR also has retained Georgeson & Company Inc. to assist in the solicitation of proxies for a fee estimated at $10,000 plus expenses. NMR will pay all expenses related to proxy solicitation. NMR and Georgeson & Company Inc. will request banks and brokers to solicit proxies from their customers where appropriate and will reimburse them for reasonable out-of-pocket expenses.


                              NIELSEN MEDIA RESEARCH SECURITY OWNERSHIP BY
                                CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the number of shares of Common Stock beneficially owned by each director of NMR, each executive officer of NMR, by all such directors and executive officers as a group and by each person known to NMR to beneficially own more than 5% of the outstanding shares of Common
Stock at July 1, 1998 (the "5% Owners"). Stock ownership information is based upon (i) the number of shares of Common stock held by such directors and executive officers as of July 1, 1998 and (ii) the number of shares of Common Stock held by 5% Owners based upon a Schedule 13G filed by such 5% Owners with the Securities and Exchange Commission. Please note that in certain cases shares required under rules of the Securities and Exchange Commission to be shown as beneficially owned are shares as to which the indicated person holds only rights to acquire within 60 days through exercise of stock options. Unless otherwise stated, the indicated persons have sole voting and investment power over the shares listed. All directors and executive officers of NMR as a group owned less than one percent of the Common Stock on July 1, 1998. The mailing address for each of the NMR directors and executive officers listed herein is 299 Park Avenue, New York, New York 10171.

                                                                                      Number of Shares
                                                                                     Subject to Options
                                                                Number of Shares     Exercisable Within
Name of Beneficial Owner  Positions                            Beneficially Owned         60 Days
------------------------  ---------                            ------------------    ------------------
Stephen J. Boatti ......  Senior Vice President, Chief Legal
                            Officer and Secretary                      864                485,278

Barry P. Cook ..........  Senior Vice President and Chief
                            Research Officer                           710                      0

James R. Craigie .......  Director                                       0                      0

John A. Dimling ........  President and Chief Executive
                            Officer; Director                        2,051                 40,618

Stuart J. Goldshein ....  Vice President and Controller                873                      0

William G. Jacobi ......  Chairman; Director                         6,742                      0

Robert A. Lane .........  Vice President-Finance and Treasurer         523                      0

John A. Loftus .........  Senior Vice President and Chief
                            Communications Officer                       0                      0

Peter A. Lund ..........  Director                                       0                      0

Michael D. Moore .......  Director                                       0                      0

M. Bernard Puckett .....  Director                                   4,376(1)               1,007

Anita M. Rubino ........  Senior Vice President and Chief
                            Human Resources Officer                    103                      0

Robert E. Weissman .....  Director                                 176,593                      0

Thomas W. Young ........  Executive Vice President and
                            Chief Financial Officer                      0                      0

FMR Corporation ........                                        18,355,768(2)                 --
  82 Devonshire Street
  Boston, MA 02109

------------

(1)  Includes 776 shares of restricted stock granted under the Non-Employee Directors' Stock Incentive
     Plan, which shares are scheduled to vest on November 15, 2001.

(2)  FMR Corporation ("FMR Corp.") and its wholly owned subsidiaries, Fidelity Management & Research
     Company ("Fidelity") and Fidelity Management Trust Company ("FMTC"), jointly filed a Schedule 13G with the SEC on February 14, 1998. This Schedule 13G shows that Fidelity, a registered investment adviser, beneficially owned at December 31, 1997, 17,116,190 shares of Common Stock. Based on this
     Schedule 13G, at December 31, 1997, Fidelity owned approximately 10.21% of the Common Stock outstanding on July 1, 1998. Edward C. Johnson, 3rd, Chairman of FMR Corp., FMR Corp. and the
     registered investment companies advised by Fidelity each has sole dispositive power (but no voting power) over such shares. Voting power with respect to such shares resides with the respective
     Boards of Trustees of each of the Fidelity Funds. Mr. Johnson and FMR Corp. each has sole dispositive power over 1,239,578 shares of Common Stock held by FMTC, a bank as defined under the
     Securities Act which serves as investment manager for institutional accounts, sole voting power over 749,378 of such shares and no voting power over 490,200 of such shares.

                                                  2

                  PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF
                 INCORPORATION TO EFFECT THE REVERSE STOCK SPLIT

     The Board of Directors of NMR has approved a proposal (the "Reverse-Split Proposal") authorizing, subject to Shareholder approval, an amendment to NMR's Restated Certificate of Incorporation (the "Certificate of Incorporation") to effect a reverse stock split of NMR's outstanding shares of Common Stock, by reclassifying each three outstanding shares of Common Stock held ("Old Common Stock") into one share of new Common Stock ("New Common Stock"). The certificate of amendment ("Certificate of Amendment") to effect the Reverse-Split Proposal is in the form attached to this Proxy Statement as Appendix A. Approval of the Reverse-Split Proposal by Shareholders requires the affirmative vote of the holders of a majority of the outstanding shares of the Common Stock. Neither abstentions from voting nor broker non-votes will be counted as constituting any part of the required affirmative vote.

GENERAL

     The Company is presently authorized to issue up to 420,000,000 shares of stock, of which 400,000,000 shares constitute shares of Common Stock, 10,000,000 shares constitute shares of Preferred Stock, par value $.01 per share ("NMR Preferred Stock"), and 10,000,000 shares constitute shares of Series Common Stock, par value $.01 per share ("NMR Series Common Stock"). The Reverse-Split Proposal would effect a reverse stock split on the basis of one share of New Common Stock for each three shares of outstanding Old Common Stock. The authorized number of shares of Common Stock, NMR Preferred Stock and NMR Series Common Stock, however, will not change.

     The Company was separated from Cognizant Corporation ("Cognizant") on July 1, 1998 as a result of the distribution of the businesses comprising IMS Health Incorporated ("IMS Health"). The Company's current market price per-share reflects a significant decrease from the market price per-share of Cognizant Common Stock prior to the spin-off of IMS Health.

PRINCIPAL EFFECTS OF REVERSE STOCK SPLIT

     The principal effects of the Reverse-Split Proposal will be:

          1. Based upon the 167,722,935 shares of Old Common Stock outstanding as of the Record Date, the adoption of the Reverse-Split Proposal would decrease the outstanding shares of Common Stock by approximately 662 @ 3%, and thereafter approximately 55,907,645 shares of New Common Stock would be outstanding. The reverse split will not affect any Shareholder's proportionate equity interest in NMR, subject to the provisions for the elimination of fractional shares as described below.

          2. NMR is authorized under the Certificate of Incorporation to issue up to 400,000,000 shares of Common Stock. NMR is not proposing to reduce the amount of its authorized Common Stock. If the Reverse-Split Proposal is adopted, the New Common Stock issued and outstanding will represent approximately 14% of NMR's authorized Common Stock whereas the Old Common Stock currently issued and outstanding represents approximately 42% of the authorized Common Stock. After giving effect to the Reverse-Split Proposal, approximately 344,092,355 shares of New Common Stock will be available for future issuance by the Board of Directors without further action by the Shareholders. The Company has no present plans to issue shares of Common Stock except in connection with employee benefit plans.

          3. As of the Record Date, there were outstanding options to purchase an aggregate of 42,304,497 shares of Old Common Stock under the Company's 1996 Key Employees' Stock Incentive Plan, 1996 Replacement Plan for Certain Employees Holding The Dun & Bradstreet Corporation Equity Based Awards, and Non-Employee Directors' Stock Incentive Plan. After giving effect to the Reverse Split Proposal there would be reserved for issuance upon the exercise of options approximately 14,101,499 shares of New Common Stock. Each outstanding option would thereafter evidence the right to purchase one-third of the number of shares of Old Common Stock previously covered thereby and the exercise price per share would be three times the previous exercise price.

     One of the effects of the existence of unissued and unreserved NMR Common Stock, NMR Preferred Stock and NMR Series Common Stock may be to enable the Board of Directors of Nielsen Media Research to issue shares to persons friendly to current management, which issuance could render more difficult or discourage an attempt to obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of the Company's management and possibly deprive the Shareholders of opportunities to sell their shares of NMR Common Stock at prices higher than prevailing market prices. Such additional shares also could be used to dilute the stock ownership of persons seeking to obtain control of the Company pursuant to the operation of the Nielsen Media Research Shareholder Rights Plan, which was originally adopted by Cognizant in 1996.

     If approved and implemented, the Reverse Split Proposal may leave certain Shareholders with one or more "odd lots" of New Common Stock (i.e., stock in amounts of less than 100 shares). These odd lots may be more difficult to sell, or require greater transaction costs per share to sell, than shares in even multiples of 100.

     If the Reverse-Split Proposal is approved, the Certificate of Amendment amending the Certificate of Incorporation will be filed with the Secretary of State of Delaware as soon as practicable thereafter. The reverse stock split would become effective as of the close of business on the date of such filing (the "Effective Time").

REASONS FOR THE REVERSE-SPLIT PROPOSAL

     The Board of Directors believes the Reverse-Split Proposal is desirable for several reasons. The reverse stock split should increase the acceptance of the NMR stock by the financial community and the investing public and, accordingly, should enhance Shareholder value.

     The adoption of the Reverse-Split Proposal would decrease the number of shares outstanding and presumably increase the per-share market price for the New Common Stock. Theoretically, the per-share market price should not, by itself, affect the marketability of the stock, the type of investor who acquires it, or the Company's reputation in the financial community, but in practice this is not necessarily the case. Many institutional and other investors look upon a stock trading below $10.00 as unduly speculative in nature and, as a matter of policy, avoid investment in such stocks.

     Moreover, some brokerage firms are reluctant to recommend lower-priced securities to their clients and certain brokerage house policies may tend to discourage individual brokers within firms from dealing in lower-priced stocks. Some of those policies and practices pertain to the payment of brokers' commissions and to time-consuming procedures that function to make the handling of lower-priced stocks unattractive to brokers from an economic standpoint. In addition, the structure of trading commissions also tends to have an adverse impact upon retail holders of lower-priced stocks because the brokerage commission on a sale of a lower-priced stock generally represents a higher percentage of the sales price than the commission on a relatively higher-priced issue.

     Although there can be no assurance that the price of NMR's shares after the reverse split will actually increase in an amount proportionate to the decrease in the number of outstanding shares, the Reverse-Split Proposal is intended to result in a price level for the New Common Stock that will broaden investor interest and provide a market that will more closely reflect NMR's underlying value. The Old Common Stock is presently listed for trading on the New York Stock Exchange (the "NYSE") under the trading symbol "NMR", and the New Common Stock is expected to be listed for trading on the NYSE under the same symbol.

     There can be no assurance that any or all of these effects will occur, including, without limitation, that the market price per share of New Common Stock after the reverse stock split will be three times the market price per share of Old Common Stock before the reverse stock split, or that such price will either exceed or remain in excess of the current market price. Further, there is no assurance that the market for the Common Stock will be improved. Shareholders should note that the Board of Directors cannot predict what effect the reverse stock split will have on the market price of the Common Stock.

EXCHANGE OF STOCK CERTIFICATES AND ELIMINATION
OF FRACTIONAL SHARE INTERESTS

     As soon as practicable after the Effective Time, Shareholders will be notified and requested to surrender their Old Common Stock for new certificates representing the number of shares of New Common Stock after the reverse stock split. Until so surrendered, each current certificate representing shares of Old Common Stock will be deemed for all corporate purposes after such Effective Time to evidence ownership of whole shares of New Common Stock in the appropriately reduced number, except that until such certificates are exchanged, as described below, a holder will not have a right to receive dividends or other distributions that may be payable to holders of record. First Chicago Trust Company of New York will be appointed exchange agent (the "Exchange Agent") to act for Shareholders in effecting the exchange of their certificates. The Exchange Agent will furnish Shareholders of record at the Effective Time with the necessary materials and instructions advising them of the procedure for surrendering stock certificates in exchange for new certificates representing the ownership of New Common Stock. Shareholders will not have to pay a transfer fee or other fee in connection with the exchange of certificates. SHAREHOLDERS SHOULD NOT SUBMIT ANY CERTIFICATES FOR EXCHANGE UNTIL REQUESTED TO DO SO.

     NMR will not issue any fractional shares of New Common Stock. In cases in which the Reverse-Split Proposal would otherwise result in any Shareholder holding a fraction of a share, NMR will pay the Shareholder for such fractional interest on the basis of the average closing market price of the Old Common Stock on the NYSE for the 10 trading days immediately preceding the day of the Effective Time. The payment for each one-third of a share of New Common Stock will be equal to such average closing price of one share of Old Common Stock. Because the price of the Common Stock fluctuates, the amount to be paid for fractional shares cannot be determined until such date and may be greater or less than the price on the date that any Shareholder executes a proxy.

     Upon the surrender of stock certificates representing Old Common Stock, certificates representing New Common Stock will be delivered. At the same time or as soon as possible thereafter, any cash payment for a fractional share will be paid (without interest). In addition, until they have surrendered their stock certificates for exchange, Shareholders will not be entitled to receive any dividends or other distributions, if any, that may be declared and payable to holders of record.

     Any Shareholder whose certificate for Old Common Stock has been lost, destroyed or stolen, will be entitled to issuance of a certificate representing the shares of New Common Stock into which such shares will have been converted upon compliance with such requirements as NMR and the Exchange Agent customarily apply in connection with lost, stolen or destroyed certificates.

     There were approximately 10,704 Shareholders of record of NMR as of the Record Date. The Reverse-Split Proposal, if adopted, is not expected to cause a significant change in the number of Shareholders. NMR has no plans for the cancellation or purchase of its shares from individuals holding a nominal number of such shares if the Reverse-Split Proposal is adopted.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a summary of the material federal income tax consequences of the proposed reverse stock split. This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident alien individuals, broker-dealers and tax-exempt entities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury regulations and proposed regulations, court decisions and current administrative rulings and pronouncements of the Internal Revenue Service ("IRS"), all of which are subject to change, possibly with retroactive effect, and assumes that the New Common Stock will be held as a "capital asset" (generally, property held for investment) as defined in the Code. Holders of Old Common Stock are advised to consult their own tax advisers regarding the federal income tax consequences of the proposed reverse stock split in light of their personal circumstances and the consequences under state, local and foreign tax laws.

          1. The reverse split will qualify as a recapitalization described in
     Section 368(a)(1)(E) of the Code.

          2. No gain or loss will be recognized by NMR in connection with the reverse split.

          3. No gain or loss will be recognized by a Shareholder who exchanges all of his or her shares of Old Common Stock solely for shares of New Common Stock.

          4. The aggregate basis of the shares of New Common Stock to be received in the reverse split (including any fractional share deemed received) will be the same as the aggregate basis of the shares of Old Common Stock surrendered in exchange therefor.

          5. The holding period of the shares of New Common Stock to be received in the reverse split (including any fractional share deemed received) will include the holding period of the shares of Old Common Stock surrendered in exchange therefor.

          6. A holder of Common Stock receiving cash in lieu of a fractional share will be treated as receiving the payment in connection with a redemption of the fractional share, with the tax consequences of the redemption determined under Section 302 of the Code. Unless the payment is treated as a dividend, a holder of Common Stock will generally recognize gain or loss upon such payment equal to the difference, if any, between such

     Shareholder's basis in the fractional share (as described in 4., above) and the amount of cash received. Such gain or loss will be capital gain or loss and will be long-term capital gain or loss if the Shareholder's holding period (as described in 5., above) exceeds one year. A holder of Common Stock receiving cash in lieu of a fractional share may be subject to dividend treatment on such payment unless the redemption of the fractional share is "not essentially equivalent to a dividend" under Section 302 of the Code. Based on a published IRS ruling, dividend treatment is unlikely if, taking into account the constructive ownership rules set forth in
     Section 318 of the Code, (a) the Shareholder's relative stock interest in the Company is minimal, (b) the Shareholder exercises no control over the Company's affairs and (c) there is a reduction in the Shareholder's proportionate interest in the Company.

     THE FOREGOING SUMMARY IS INCLUDED FOR GENERAL INFORMATION ONLY. ACCORDINGLY, EACH HOLDER OF COMMON STOCK OF THE COMPANY IS URGED TO CONSULT WITH HIS OR HER OWN TAX ADVISER WITH RESPECT TO THE TAX CONSEQUENCES OF THE PROPOSED REVERSE STOCK SPLIT, INCLUDING THE APPLICATION AND EFFECT OF THE LAWS OF ANY STATE, MUNICIPAL, FOREIGN OR OTHER TAXING JURISDICTION.

     FOR THE REASONS SET FORTH ABOVE, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE REVERSE-SPLIT PROPOSAL.

                                  OTHER MATTERS

     NMR knows of no matters, other than those referred to herein, which will be presented at the Special Meeting. If, however, any other appropriate business should properly be presented at the Special Meeting, the persons named in the enclosed form of proxy will vote the proxies in accordance with their best judgment.

                  SHAREHOLDER PROPOSALS FOR 1999 ANNUAL MEETING

     Shareholder proposals for inclusion in the proxy materials related to the NMR Annual Meeting of Shareholders in 1999 must be received by NMR no later than November 12, 1998.

     Under NMR's by-laws, a Shareholder proposal not intended to be included in the proxy materials for the NMR Annual Meeting of Shareholders in 1999 must be received by NMR no later than February 2, 1999. Any such proposal must also comply with the other provisions contained in NMR's by-laws relating to Shareholder proposals.


August 5, 1998

                                                                      APPENDIX A


                           CERTIFICATE OF AMENDMENT
                                      OF
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                         NIELSEN MEDIA RESEARCH, INC.

     Nielsen Media Research, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), DOES HEREBY CERTIFY:

          FIRST: That by unanimous vote of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, declaring such amendment to be advisable and calling a special meeting of the stockholders of the Corporation for consideration thereof. The resolutions setting forth the proposed amendment are as follows:

               RESOLVED, that the Board of Directors deems it advisable and in the best interest of the Corporation to reduce the number of outstanding shares of common stock, par value $.01 per share, of the Corporation by effecting a reverse stock split of the Corporation's outstanding shares of common stock by reclassifying each three (3) shares of common stock held into one (1) share of common stock, par value $.01 per share; and further

               RESOLVED, that the Board of Directors of the Corporation hereby declares advisable that the Restated Certificate of Incorporation of the Corporation be amended by adding thereto the following provisions:

                    "Immediately upon effectiveness of this amendment to the
               Restated Certificate of Incorporation of the Corporation pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each three shares outstanding immediately prior thereto and each three shares held immediately prior thereto in the Corporation's treasury of the Corporation's Common Stock, par value $.01 per share ("Old Common Stock"), shall automatically, without further action on the part of the Corporation or any holder of such Old Common Stock, be reclassified into and become one new share of the Corporation's Common Stock, par value $.01 per share ("New Common Stock"), as constituted following the Effective Time. The reclassification of the Old Common Stock into New Common Stock will be deemed to occur at the Effective Time, regardless of when the certificates previously representing such shares of Old Common Stock are physically surrendered to the Corporation in exchange for certificates representing shares of New Common Stock. After the Effective Time, certificates previously representing shares of Old Common Stock will, until such shares are surrendered to the Corporation in exchange for certificates representing shares of New Common Stock, represent the number and class of shares of New Common Stock into which such shares of Old Common Stock shall have been reclassified pursuant to this amendment, provided, however, that no dividends or other distributions shall be received by a person holding shares of New Common Stock until the certificates previously representing shares of Old Common Stock have been so surrendered for exchange.

                    In any case in which the reclassification of shares of Old
               Common Stock into shares of New Common Stock would otherwise result in any stockholder holding a fractional share, the Corporation shall, in lieu of issuing any such fractional share, pay the stockholder for such fractional share on the basis of the average closing market price on the New York Stock Exchange of the Old Common Stock for the ten (10) trading days immediately preceding the day of the Effective Time with payment for each one-third of a share of New Common Stock being equal to the average closing price of one share of Old Common Stock."

          SECOND: That thereafter, pursuant to a resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware, at which meeting the necessary number of shares as required by statute were voted in favor of the adoption of the foregoing resolutions.

          THIRD: That the foregoing amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

          FOURTH: This Certificate of Amendment shall become effective at 5:00 p.m. Delaware time on the date on which it is filed in the office of the Secretary of State of Delaware.

     IN WITNESS WHEREOF, Nielsen Media Research, Inc. has caused this certificate to be signed by the President and Chief Executive Officer of NIELSEN MEDIA RESEARCH, INC. this ___ day of August, 1998.


                                          NIELSEN MEDIA RESEARCH, INC.


                                          By:
                                              ----------------------------------
                                              John A. Dimling,
                                              President and Chief
                                              Executive Officer

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                          NIELSEN MEDIA RESEARCH, INC.

  PROXY/VOTING INSTRUCTIONS FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD
    AUGUST 26, 1998 AT 9:30 A.M. AT 1209 ORANGE STREET, WILMINGTON, DELAWARE

     JOHN A. DIMLING, THOMAS W. YOUNG and STEPHEN J. BOATTI, or any of them, with full power of substitution are hereby authorized and/or instructed to represent and/or vote all the shares of Common Stock of Nielsen Media Research, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders on August 26, 1998, and at any adjournment thereof:

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PROPOSAL IDENTIFIED IN ITEM (1).

(1) Proposal to amend Nielsen Media Research, Inc.'s Restated Certificate of Incorporation to effect a reverse stock split that would result in the reclassification of each three (3) shares of Common Stock of Nielsen Media Research, Inc. held into one (1) share. Mark only one.

         FOR / /             AGAINST / /               ABSTAIN / /


                                                    (Please Turn Over and Sign)

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

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                          NIELSEN MEDIA RESEARCH, INC.

     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS. A PROXY WHICH IS SIGNED AND RETURNED BY A SHAREHOLDER OF RECORD WITHOUT SPECIFICATION MARKED IN THE INSTRUCTION BOXES WILL BE VOTED FOR ITEM (1).

Notice to Participants in the Savings Plan.
-------------------------------------------

     The trustee of the Nielsen Media Research, Inc. Savings Plan and the IMS Health Incorporated Savings Plan has agreed that this proxy will also serve as voting instructions from participants in the plans who have plan contributions for their accounts invested in Common Stock. Proxies covering shares in the plans must be received prior to August 20, 1998. If a proxy covering shares in the plans has not been received prior to August 20, 1998 or if it is signed and returned without specification marked in the instruction boxes, the trustee of the plans will vote the respective plan shares in the same proportion as the respective shares in the plan for which it has received instructions.

                                          Date__________________ , 1998

                                          _____________________________

                                          _____________________________
                                                  Signature(s)

                                          Please sign exactly as your name
                                          appears at left. Joint owners should
                                          each sign. Executors, administrators,
                                          trustees, etc. should so indicate when
                                          signing and sign as required by the
                                          authority held.

                                          Proxy form begins on the reverse side.
                                          Please vote, date, sign and return
                                          immediately.

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